Exhibit 23.1

       CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

To: Sparta Commercial Services, Inc.

As independent certified public accountants, we hereby consent to the inclusion in the Form SB-2 Registration Statement our report dated, which includes an explanatory paragraph regarding the substantial doubt about the Company's ability to continue as a going concern, dated July 15, 2005 relating to the consolidated financial statements of Sparta Commercial Services, Inc. and to the reference to our Firm under the caption "Experts" appearing in the Prospectus.

                           /s/ RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP
                               ----------------------------------------
                               Russell Bedford Stefanou Mirchandani LLP

New York, New York
April 26, 2006